Exhibit 23.9



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated November 15, 1999 on Stortext (Holdings) Limited Group's financial statements, included in Iron Mountain Incorporated's, a Delaware corporation, Current Report on Form 8-K filed with the Securities and Exchange Commission on November 24, 1999, and to all references to our Firm included in this registration statement.



                                               /s/ ARTHUR ANDERSEN


Edinburgh, Scotland
January 17, 2001